Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Reports Record Revenue and Gross Margins for Fourth Quarter and Full Year 2023

●	Fourth Quarter Service revenue up 14.7%, Service organic revenue growth of 10.0%

●	Fourth Quarter Service gross profit increased 17.9%, Service gross margin expanded 90 basis points

●	Fourth Quarter consolidated adjusted EBITDA grew 17.6% with margins expanding 80 basis points

ROCHESTER, NY, May 22, 2023 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its fourth quarter and fiscal year ended March 25, 2023 (“fiscal 2023”).  Results include the previously reported acquisitions of Upstate Metrology, Inc. ("Upstate Metrology") effective April 29, 2021, Cal OpEx Limited (d/b/a NEXA Enterprise Asset Management) (“NEXA”) effective August 31, 2021, Tangent Labs, LLC (“Tangent”) effective December 31, 2021, Charlton Jeffmont Inc., Raitz Inc. and Toolroom Calibration Inc. (d/b/a Alliance Calibration) (“Alliance”) effective May 31, 2022, e2b Calibration ("e2b"), effective September 27, 2022, and Galium Limited (d/b/a Complete Calibrations) ("Complete Calibrations"), effective September 28, 2022.

“Despite macroeconomic headwinds and uncertainty, Transcat delivered strong performance across our entire business portfolio again in Fiscal 2023. The year was highlighted by record revenue and gross margins in the Service segment as well as on a consolidated basis. We are especially pleased with our Service revenue growth of 19%, which included 10% organic Service growth” commented Lee D. Rudow, President and CEO. “Service margins benefited from our differentiated value proposition, which continued to resonate throughout our expanded addressable markets. The expansion of NEXA's suite of professional services has been well received throughout the U.S. and Ireland and for the first time, we opportunistically performed work in various parts of Europe including the Netherlands, Switzerland, and Germany. Adjusted EBITDA growth of 16% for the fiscal year is a testament to the successful execution of our automation and process improvement productivity initiatives.”

Mr. Rudow added, “In the fiscal year we completed three acquisitions, Alliance Calibration in Cincinnati, e2B Calibration in Cleveland and Complete Calibrations in Ireland that have expanded our addressable markets, widened the breadth of our service offerings, and allowed us to leverage our existing infrastructure. Our acquisition strategy continues to be a differentiator as a result of the effectiveness of our integration processes, which has resulted in all of these recent long-term strategic investments meeting or exceeding our expectations to date.”

“On a final note, our rental business once again delivered strong performance versus prior year. Since being launched seven years ago, the high margin Rental business has experienced tremendous growth that we expect to continue.”

Transcat Reports Record Revenue and Gross Margins for Fourth Quarter and Full Year 2023
May 22, 2023

Fourth Quarter Fiscal 2023 Review
(Results are compared with the fourth quarter of the fiscal year ended March 26, 2022 ("fiscal 2022"))

($ in thousands)			Change
	FY23 Q4	FY22 Q4	$'s	%
Service Revenue	$39,763	$34,667	$5,096	14.7%
Distribution Sales	22,304	21,213	1,091	5.1%
Revenue	$62,067	$55,880	$6,187	11.1%

Gross Profit	$19,150	$16,672	$2,478	14.9%
Gross Margin	30.9%	29.8%

Operating Income	$5,855	$4,515	$1,340	29.7%
Operating Margin	9.4%	8.1%

Net Income	$3,658	$3,048	$610	20.0%
Net Margin	5.9%	5.5%

Adjusted EBITDA*	$8,998	$7,652	$1,346	17.6%
Adjusted EBITDA* Margin	14.5%	13.7%

Diluted EPS	$0.48	$0.40	$0.08	20.0%

Adjusted Diluted EPS*	$0.60	$0.54	$0.06	11.1%

*See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 10, 11 and 12 for the reconciliation tables.

Consolidated revenue was $62.1 million, an increase of 11.1%. Consolidated gross profit was $19.2 million, an increase of $2.5 million, or 14.9%, while gross margin expanded 110 basis points due to margin improvements in both operating segments. Operating expenses were $13.3 million, an increase of $1.1 million, or 9.4%, driven by incremental expenses from acquired businesses (including stock-based compensation expense), increased intangibles amortization expense, and higher incentive-based employee costs due to higher sales. Adjusted EBITDA was $9.0 million which represented an increase of $1.3 million or 17.6%. Net income per diluted share of $0.48 was up from $0.40 and adjusted diluted earnings per share increased to $0.60 versus $0.54 last year.

Service segment delivers record fourth quarter results

Represents the accredited calibration, repair, inspection and laboratory instrument services business (64.1% of total revenue for the fourth quarter of fiscal 2023).

($ in thousand)			Change
	FY23 Q4	FY22 Q4	$'s	%
Service Segment Revenue	$39,763	$34,667	$5,096	14.7%
Gross Profit	$13,523	$11,474	$2,049	17.9%
Gross Margin	34.0%	33.1%

Operating Income	$4,547	$3,532	$1,015	28.7%
Operating Margin	11.4%	10.2%

Adjusted EBITDA*	$7,039	$6,028	$1,011	16.8%
Adjusted EBITDA* Margin	17.7%	17.4%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Transcat Reports Record Revenue and Gross Margins for Fourth Quarter and Full Year 2023
May 22, 2023

Service segment revenue was $39.8 million, an increase of $5.1 million or 14.7% and included $1.6 million of incremental revenue from acquisitions.  Organic revenue growth was 10.0% and was driven by strong end market demand and continued market share gains. The segment gross margin increased 90 basis points from prior year primarily due to continued productivity improvements offset by increased start-up costs from new client-based lab implementations.

Distribution segment shows continued margin improvement

Represents the sale and rental of new and used professional grade handheld test, measurement and control instrumentation (35.9% of total revenue for the fourth quarter of fiscal 2023).

($ in thousands)			Change
	FY23 Q4	FY22 Q4	$'s	%
Distribution Segment Sales	$22,304	$21,213	$1,091	5.1%
Gross Profit	$5,627	$5,198	$429	8.3%
Gross Margin	25.2%	24.5%

Operating Income	$1,308	$983	$325	33.1%
Operating Margin	5.9%	4.6%

Adjusted EBITDA*	$1,959	$1,624	$335	20.6%
Adjusted EBITDA* Margin	8.8%	7.7%

*See Note 1 on page 5 for a description of this non-GAAP financial measure and pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

Distribution sales were $22.3 million, an increase of 5.1% on improved end market demand and strength in our Rentals business.  Distribution segment gross margin was 25.2%, an increase of 70 basis points due to a favorable sales mix driven by strength in the Rentals business.

Full-Year Fiscal 2023 Review
(Results are compared with full-year fiscal 2022)

($ in thousands)			Change
	FY 2023	FY 2022	$'s	%
Service Revenue	$144,883	$122,005	$22,878	18.8%
Distribution Sales	85,686	82,954	2,732	3.3%
Revenue	$230,569	$204,959	$25,610	12.5%

Gross Profit	$68,355	$58,439	$9,916	17.0%
Gross Margin	29.6%	28.5%

Operating Income	$16,248	$14,143	$2,105	14.9%
Operating Margin	7.0%	6.9%

Net Income	$10,688	$11,380	$(692)	(6.1)%
Net Margin	4.6%	5.6%

Adjusted EBITDA*	$30,421	$26,307	$4,114	15.6%
Adjusted EBITDA* Margin	13.2%	12.8%

Diluted EPS	$1.40	$1.50	$(0.10)	(6.7)%

Adjusted Diluted EPS*	$1.93	$2.03	$(0.10)	(4.9)%

*See Note 1 on page 5 for a description of these non-GAAP financial measures and pages 10, 11 and 12 for the reconciliation tables.

Transcat Reports Record Revenue and Gross Margins for Fourth Quarter and Full Year 2023
May 22, 2023

Total revenue was $230.6 million, an increase of $25.6 million or 12.5%.  Consolidated gross profit was $68.4 million, up $9.9 million, or 17.0%, and gross margin expanded to 29.6% or 110 basis points.  Consolidated operating expenses were $52.1 million, an increase of $7.8 million, or 17.6%, driven by incremental expenses from acquired businesses (including stock-based compensation expense), increased intangibles amortization expense, and investments in technology and our employee base to support future growth. As a result, consolidated operating income was $16.2 million compared with $14.1 million in last fiscal year’s period, an increase of 14.9%.

Adjusted EBITDA was $30.4 million which represented an increase of $4.1 million or 15.6%. Net income per diluted share decreased to $1.40 from $1.50 and adjusted diluted earnings per share was $1.93 versus $2.03 last year. The effective tax rate was 20.8% compared to 13.7% in the prior year, which benefited significantly from share-based payments and stock option activity. The increase in the tax rate had an unfavorable impact of $0.12 per diluted earnings per share and adjusted diluted earnings per share when compared to the prior year.

Balance Sheet and Cash Flow Overview

At March 25, 2023, the Company had $37.3 million available for borrowing under its secured revolving credit facility.  Total debt of $49.1 million was up $0.7 million from fiscal 2022 year-end due to the acquisitions of Alliance, Complete Calibrations, e2b and Elite during the current fiscal year.  The Company’s leverage ratio, as defined in the credit agreement, was 1.60 at March 25, 2023, compared with 1.74 at March 26, 2022.

Outlook

Mr. Rudow concluded, “We are proud of our dedicated team, which has consistently delivered exceptional results through various economic cycles as can be seen over the past 10 plus years of profitable growth. As we think ahead into fiscal 2024, despite macroeconomic uncertainty that looms over the business world, we expect another year of growth and margin expansion across our Service channels. Our business continues to benefit from a predominately life science-oriented market, driven by high levels of regulation and recurring revenue streams, along with a growing Rentals business that tends to perform well throughout various economic cycles including more challenged economic environments. In the year ahead, we expect organic Service revenue growth in the high single-digits and gross margin improvement to continue. We are investing in our high-growth NEXA business as well as new client-based labs, which will support additional organic revenue growth and margin expansion in the second half of the year but will temporarily weigh on year-over-year gross margin expansion in the first quarter of FY24.

Accretive acquisitions that strengthen our fundamental value proposition will be a key component of our go-forward strategy. Our robust and diverse acquisition pipeline enables opportunities for Transcat to expand addressable markets and increase our capabilities like we did with NEXA and the pipettes business.

Transcat has generated consistent margin improvement over the past several years and we believe the improvement will continue. Automation of our calibration processes and overall process improvement will be key enablers to future margin expansion. We anticipate demonstrating more selling, general and administrative expense leverage in the second half of fiscal 2024. We believe the Service segment has substantial runway ahead for growth, both organically and through acquisition. We have a long history of generating sustainable value for our shareholders and providing a dynamic, rewarding workplace for our team.”

Transcat expects its income tax rate to range between 21% and 23% in fiscal 2024. This estimate includes Federal, various state, Canadian and Irish income taxes and reflects the discrete tax accounting associated with share-based payment awards.  Although the tax rate is consistent with recent years, there will be a difference in calendarization of the tax benefit from vesting of share-based payments in fiscal 2024.   These benefits are normally realized in the fiscal first quarter, but in fiscal 2024, we will see the benefit in quarter two, due to a timing difference of when the awards were made.  In the first quarter of fiscal 2023, this benefit positively impacted the tax rate by approximately 13% and we would expect a similar impact in second quarter of fiscal 2024.

Transcat Reports Record Revenue and Gross Margins for Fourth Quarter and Full Year 2023
May 22, 2023

Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, May 23, 2023 at 11:00 a.m. ET.  Management will review the financial and operating results for the fourth quarter and full fiscal year, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Tuesday, May 30, 2023. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13738813, access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, acquisition related transaction expenses, non-cash loss on sale of building and restructuring expense), which is a non-GAAP measure.  The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included.  As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See pages 10 and 11 for the Adjusted EBITDA Reconciliation tables.

In addition to reporting Diluted Earnings Per Share, a GAAP measure, we present Adjusted Diluted Earnings Per Share (net income plus acquisition related amortization expense, acquisition related transaction expenses, acquisition related stock-based compensation, acquisition amortization of backlog and restructuring expense), which is a non-GAAP measure.  Our management believes Adjusted Diluted Earnings Per Share is an important measure of our operating performance because it provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted Diluted Earnings Per Share is not a measure of financial performance under GAAP and is not calculated through the application of GAAP.  As such, it should not be considered as a substitute or alternative for the GAAP measure of Diluted Earnings Per Share and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  Adjusted Diluted Earnings Per Share, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See page 12 for the Adjusted Diluted EPS Reconciliation table.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 27 Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. In addition, Transcat operates calibration labs in 21 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat Reports Record Revenue and Gross Margins for Fourth Quarter and Full Year 2023

May 22, 2023

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, enterprise asset management, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions.  Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans,” “aims” and other similar words.  All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements.  Forward-looking statements should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.”  Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated.  In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made.  Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information contact:

Tom Barbato
Phone: (585) 505-6530
Email: Thomas.Barbato@transcat.com

FINANCIAL TABLES FOLLOW.

Transcat Reports Record Revenue and Gross Margins for Fourth Quarter and Full Year 2023
May 22, 2023

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Fourth Quarter Ended		Fiscal Year Ended
	March 25,	March 26,	March 25,	March 26,
	2023	2022	2023	2022

Service Revenue	$39,763	$34,667	$144,883	$122,005
Distribution Sales	22,304	21,213	85,686	82,954
Total Revenue	62,067	55,880	230,569	204,959

Cost of Service Revenue	26,240	23,193	98,245	83,084
Cost of Distribution Sales	16,677	16,015	63,969	63,436
Total Cost of Revenue	42,917	39,208	162,214	146,520

Gross Profit	19,150	16,672	68,355	58,439

Selling, Marketing and Warehouse Expenses	6,446	5,627	24,761	20,649
General and Administrative Expenses	6,849	6,530	27,346	23,647
Total Operating Expenses	13,295	12,157	52,107	44,296

Operating Income	5,855	4,515	16,248	14,143

Interest and Other Expense, net	1,029	372	2,761	953

Income Before Income Taxes	4,826	4,143	13,487	13,190
Provision for Income Taxes	1,168	1,095	2,799	1,810

Net Income	$3,658	$3,048	$10,688	$11,380

Basic Earnings Per Share	$0.48	$0.41	$1.42	$1.52
Average Shares Outstanding	7,562	7,523	7,551	7,496

Diluted Earnings Per Share	$0.48	$0.40	$1.40	$1.50
Average Shares Outstanding	7,688	7,636	7,645	7,589

Transcat Reports Record Revenue and Gross Margins for Fourth Quarter and Full Year 2023
May 22, 2023

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)	(Audited)
	March 25,	March 26,
	2023	2022
ASSETS
Current Assets:
Cash	$1,531	$1,396
Accounts Receivable, less allowance for doubtful accounts of $457 and $460 as of March 25, 2023 and March 26, 2022, respectively	44,698	39,737
Other Receivables	506	558
Inventory, net	16,929	12,712
Prepaid Expenses and Other Current Assets	3,935	5,301
Total Current Assets	67,599	59,704
Property and Equipment, net	29,064	26,439
Goodwill	69,360	65,074
Intangible Assets, net	13,799	14,692
Right To Use Assets, net	14,876	11,026
Other Assets	1,051	827
Total Assets	$195,749	$177,762

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$15,869	$14,171
Accrued Compensation and Other Current Liabilities	10,201	11,378
Current Portion of Long-Term Debt	2,248	2,161
Total Current Liabilities	28,318	27,710
Long-Term Debt	46,869	46,291
Deferred Tax Liabilities, net	6,538	6,724
Lease Liabilities	12,960	9,194
Other Liabilities	1,434	1,667
Total Liabilities	96,119	91,586

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized; 7,562,604 and 7,529,078 shares issued and outstanding as of March 25, 2023 and March 26, 2022, respectively	3,781	3,765
Capital in Excess of Par Value	27,886	23,900
Accumulated Other Comprehensive Loss	(1,200)	(233)
Retained Earnings	69,163	58,744
Total Shareholders' Equity	99,630	86,176
Total Liabilities and Shareholders' Equity	$195,749	$177,762

Transcat Reports Record Revenue and Gross Margins for Fourth Quarter and Full Year 2023
May 22, 2023

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(Unaudited)
	Fiscal Year Ended
	March 25,	March 26,
	2023	2022
Cash Flows from Operating Activities:
Net Income	$10,688	$11,380
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Net Loss on Disposal of Property and Equipment	88	88
Deferred Income Taxes	(186)	559
Depreciation and Amortization	10,955	9,567
Provision for Accounts Receivable and Inventory Reserves	74	34
Stock-Based Compensation Expense	3,377	2,329
Changes in Assets and Liabilities, net of acquisitions:
Accounts Receivable and Other Receivables	(5,226)	(3,392)
Inventory	(3,377)	(122)
Prepaid Expenses and Other Current Assets	1,119	(2,960)
Accounts Payable	1,600	1,901
Accrued Compensation and Other Current Liabilities	(2,161)	(1,113)
Income Taxes Payable	-	(653)
Net Cash Provided by Operating Activities	16,951	17,618

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(9,414)	(10,152)
Proceeds from Sale of Property and Equipment	10	109
Business Acquisitions, net of cash acquired	(9,109)	(29,808)
Net Cash Used in Investing Activities	(18,513)	(39,851)

Cash Flows from Financing Activities:
Proceeds from Revolving Credit Facility, net	2,786	31,005
Repayments of Term Loan	(2,121)	(2,114)
Issuance of Common Stock	658	1,486
Repurchase of Common Stock	(447)	(6,683)
Net Cash Provided by Financing Activities	876	23,694

Effect of Exchange Rate Changes on Cash	821	(625)

Net Increase in Cash	135	836
Cash at Beginning of Period	1,396	560
Cash at End of Period	$1,531	$1,396

Transcat Reports Record Revenue and Gross Margins for Fourth Quarter and Full Year 2023
May 22, 2023

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2023
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,072	$2,357	$1,601	$3,658	$10,688
+ Interest Expense	360	550	726	781	2,417
+ Other Expense / (Income)	(204)	(13)	313	248	344
+ Tax Provision	376	732	523	1,168	2,799
Operating Income	$3,604	$3,626	$3,163	$5,855	$16,248
+ Depreciation & Amortization	2,641	2,778	2,824	2,712	10,955
+ Transaction Expense	30	-	96	59	185
+ Other (Expense) / Income	204	13	(313)	(248)	(344)
+ Noncash Stock Compensation	828	1,114	815	620	3,377
Adjusted EBITDA	$7,307	$7,531	$6,585	$8,998	$30,421

Segment Breakdown

Service Operating Income	$2,532	$2,507	$1,836	$4,547	$11,422
+ Depreciation & Amortization	2,139	2,246	2,268	2,147	8,800
+ Transaction Expense	30	-	96	59	185
+ Other (Expense) / Income	134	3	(214)	(170)	(247)
+ Noncash Stock Compensation	638	793	576	456	2,463
Service Adjusted EBITDA	$5,473	$5,549	$4,562	$7,039	$22,623

Distribution Operating Income	$1,072	$1,119	$1,327	$1,308	$4,826
+ Depreciation & Amortization	502	532	556	565	2,155
+ Other (Expense) / Income	70	10	(99)	(78)	(97)
+ Noncash Stock Compensation	190	321	239	164	914
Distribution Adjusted EBITDA	$1,834	$1,982	$2,023	$1,959	$7,798

Transcat Reports Record Revenue and Gross Margins for Fourth Quarter and Full Year 2023
May 22, 2023

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(In thousands)
(Unaudited)

	Fiscal 2022
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,688	$3,015	$1,629	$3,048	$11,380
+ Interest Expense	189	169	194	258	810
+ Other Expense / (Income)	6	81	(58)	114	143
+ Tax Provision	(194)	313	596	1,095	1,810
Operating Income	$3,689	$3,578	$2,361	$4,515	$14,143
+ Depreciation & Amortization	1,990	2,141	2,368	2,578	9,077
+ Transaction Expense	-	821	55	26	902
+ Other (Expense) / Income	(6)	(81)	58	(114)	(143)
+ Noncash Stock Compensation	437	620	624	647	2,328
Adjusted EBITDA	$6,110	$7,079	$5,466	$7,652	$26,307

Segment Breakdown

Service Operating Income	$2,974	$2,647	$1,661	$3,532	$10,814
+ Depreciation & Amortization	1,488	1,634	1,861	2,070	7,053
+ Transaction Expense	-	821	55	26	902
+ Other (Expense) / Income	(2)	(56)	36	(82)	(104)
+ Noncash Stock Compensation	261	414	475	482	1,632
Service Adjusted EBITDA	$4,721	$5,460	$4,088	$6,028	$20,297

Distribution Operating Income	$715	$931	$700	$983	$3,329
+ Depreciation & Amortization	502	507	507	508	2,024
+ Other (Expense) / Income	(4)	(25)	22	(32)	(39)
+ Noncash Stock Compensation	176	206	149	165	696
Distribution Adjusted EBITDA	$1,389	$1,619	$1,378	$1,624	$6,010

Transcat Reports Record Revenue and Gross Margins for Fourth Quarter and Full Year 2023
May 22, 2023

TRANSCAT, INC.
Adjusted Diluted EPS Reconciliation Table
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Fiscal 2023
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,072	$2,357	$1,601	$3,658	$10,688
+ Amortization of Intangible Assets	1,084	1,147	1,180	1,043	4,454
+ Acquisition Amortization of Backlog	-	-	-	-	-
+ Acquisition Deal Costs	299	239	254	226	1,018
+ Income Tax Effect at 25%	(346)	(346)	(359)	(317)	(1,368)
Adjusted Net Income	$4,109	$3,397	$2,676	$4,610	$14,792

Average Diluted Shares Outstanding	7,629	7,646	7,666	7,688	7,645

Diluted Earnings Per Share	$0.40	$0.31	$0.21	$0.48	$1.40

Adjusted Diluted Earnings Per Share	$0.54	$0.44	$0.35	$0.60	$1.93

	Fiscal 2022
	Q1	Q2	Q3	Q4	YTD
Net Income	$3,688	$3,015	$1,629	$3,048	$11,380
+ Amortization of Intangible Assets	620	729	947	1,098	3,394
+ Acquisition Amortization of Backlog	-	100	300	90	490
+ Acquisition Deal Costs	-	900	293	265	1,458
+ Income Tax Effect at 25%	(155)	(432)	(385)	(363)	(1,335)
Adjusted Net Income	$4,153	$4,312	$2,784	$4,138	$15,387

Average Diluted Shares Outstanding	7,593	7,595	7,653	7,636	7,589

Diluted Earnings Per Share	$0.49	$0.40	$0.21	$0.40	$1.50

Adjusted Diluted Earnings Per Share	$0.55	$0.57	$0.36	$0.54	$2.03

Transcat Reports Record Revenue and Gross Margins for Fourth Quarter and Full Year 2023
May 22, 2023

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
SERVICE	FY 2023 Q4	FY 2022 Q4	$'s	%
Service Revenue	$39,763	$34,667	$5,096	14.7%
Cost of Revenue	26,240	23,193	3,047	13.1%
Gross Profit	$13,523	$11,474	$2,049	17.9%
Gross Margin	34.0%	33.1%

Selling, Marketing & Warehouse Expenses	$4,121	$3,490	$631	18.1%
General and Administrative Expenses	4,855	4,452	403	9.1%
Operating Income	$4,547	$3,532	$1,015	28.7%
% of Revenue	11.4%	10.2%

			Change
DISTRIBUTION	FY 2023 Q4	FY 2022 Q4	$'s	%
Distribution Sales	$22,304	$21,213	$1,091	5.1%
Cost of Sales	16,677	16,015	662	4.1%
Gross Profit	$5,627	$5,198	$429	8.3%
Gross Margin	25.2%	24.5%

Selling, Marketing & Warehouse Expenses	$2,325	$2,137	$188	8.8%
General and Administrative Expenses	1,994	2,078	(84)	(4.0)%
Operating Income	$1,308	$983	$325	33.1%
% of Sales	5.9%	4.6%

			Change
TOTAL	FY 2023 Q4	FY 2022 Q4	$'s	%
Total Revenue	$62,067	$55,880	$6,187	11.1%
Total Cost of Revenue	42,917	39,208	3,709	9.5%
Gross Profit	$19,150	$16,672	$2,478	14.9%
Gross Margin	30.9%	29.8%

Selling, Marketing & Warehouse Expenses	$6,446	$5,627	$819	14.6%
General and Administrative Expenses	6,849	6,530	319	4.9%
Operating Income	$5,855	$4,515	$1,340	29.7%
% of Revenue	9.4%	8.1%

Transcat Reports Record Revenue and Gross Margins for Fourth Quarter and Full Year 2023
May 22, 2023

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

			Change
	FY 2023	FY 2022
SERVICE	YTD	YTD	$'s	%
Service Revenue	$144,883	$122,005	$22,878	18.8%
Cost of Revenue	98,245	83,084	15,161	18.2%
Gross Profit	$46,638	$38,921	$7,717	19.8%
Gross Margin	32.2%	31.9%

Selling, Marketing & Warehouse Expenses	$15,725	$12,047	$3,678	30.5%
General and Administrative Expenses	19,491	16,060	3,431	21.4%
Operating Income	$11,422	$10,814	$608	5.6%
% of Revenue	7.9%	8.9%

			Change
	FY 2023	FY 2022
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Sales	$85,686	$82,954	$2,732	3.3%
Cost of Sales	63,969	63,436	533	0.8%
Gross Profit	$21,717	$19,518	$2,199	11.3%
Gross Margin	25.3%	23.5%

Selling, Marketing & Warehouse Expenses	$9,036	$8,602	$434	5.0%
General and Administrative Expenses	7,855	7,587	268	3.5%
Operating Income	$4,826	$3,329	$1,497	45.0%
% of Sales	5.6%	4.0%

			Change
	FY 2023	FY 2022
TOTAL	YTD	YTD	$'s	%
Total Revenue	$230,569	$204,959	$25,610	12.5%
Total Cost of Revenue	162,214	146,520	15,694	10.7%
Gross Profit	$68,355	$58,439	$9,916	17.0%
Gross Margin	29.6%	28.5%

Selling, Marketing & Warehouse Expenses	$24,761	$20,649	$4,112	19.9%
General and Administrative Expenses	27,346	23,647	3,699	15.6%
Operating Income	$16,248	$14,143	$2,105	14.9%
% of Revenue	7.0%	6.9%